Exhibit 99.1

MasterCraft Acquires NauticStar, LLC

Deal Unites Two Leading and Complementary Boating Brands

VONORE, Tenn. — October 2, 2017 — MasterCraft (NASDAQ: MCFT) today announced that it has acquired NauticStar, LLC, a leading manufacturer and distributor of 18-28 foot, high-quality bay boats, deck boats and offshore center console boats for approximately $79.8 million.

Highlights:

•                  Deal unites two leading, and complementary boating brands

•                  NauticStar’s portfolio adds to MasterCraft’s product diversity

•                  MasterCraft gains presence in salt water fishing and outboard propulsion—two of the fastest growing segments in the broader boating industry

•                  The transaction is expected to be accretive to MasterCraft’s earnings per share in fiscal 2018

Founded in 2002, NauticStar, located in Amory, Mississippi, is privately owned and operated. With more than 15 years of boat manufacturing experience—including a 200,000 square-foot manufacturing facility—NauticStar has a reputation for reliability, quality and consistency, with a loyal network of dealers and customers including professional and sport fishermen, and recreational and pleasure boating enthusiasts. NauticStar currently sells its boats in the United States through an established network of approximately 70 dealers. In calendar year ending 2016, the company generated approximately $63.7 million in net sales and is expected to approach $80 million in net sales for the calendar year ending 2017.

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We are very excited to welcome NauticStar to the MasterCraft Family. NauticStar is a well-respected, expertly built and uniquely positioned brand. The company’s outboard bay, deck and offshore center console boats provide MasterCraft with additional product diversity. They also provide MasterCraft a presence in salt water fishing as well as outboard propulsion, two of the fastest growing segments in the broader boating industry.”

“Additionally, NauticStar’s year-over-year unit growth is among the strongest in the 18-28 foot category and demand domestically currently exceeds supply. We look forward to leveraging our industry-leading strengths in operational excellence and financial management to further improve NauticStar’s output, quality and margin as we continue their rapid growth.”

MasterCraft’s acquisition of NauticStar was completed as a simultaneous sign and close. NauticStar will maintain its current headquarters and manufacturing facility in Amory, Mississippi, approximately 300 miles southwest of MasterCraft. The transaction is expected to be accretive to MasterCraft’s earnings per share in fiscal 2018.

Said NauticStar owner and founder Phillip M. Faulkner, “MasterCraft is an iconic brand known for quality, performance and innovation. Our entire organization is excited to join their team, and leverage their experience and operational know-how to further grow

NauticStar. This is a great opportunity for all of our employees, as well as customers and dealer partners.”

Concluded McNew, “As a combined organization, we have the resources and experience to greatly expand NauticStar’s distribution both domestically and internationally after satisfying the demand from the existing dealer network. We look forward to working together to deliver profitable and sustainable market share growth, and driving efficiency in every area of our business.”

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast to discuss its acquisition of NauticStar today, October 2, 2017, at 10:00 a.m. EDT. To access the call, dial (800) 219-6861 (domestic) or (574) 990-1024 (international) and provide the operator with the conference ID 93794628. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter audience passcode 93794628. The audio replay will be available beginning at 1:00 p.m. EDT on Monday October 2, 2017, through 1:00 p.m. EDT on Monday, October 16, 2017.

About NauticStar Boats

Founded in 2002, NauticStar is a privately held limited liability company located on 17 acres in Amory Mississippi. With more than 200,000 square feet of manufacturing floor space, NauticStar is one of the top producers of high quality bay boats, deck boats and offshore center console boats from 18 to 28 feet. Professional and sport fishermen, recreational and pleasure boating enthusiast appreciate the many standard and available features that are offered by NauticStar for a customized fit for their lifestyle. For more information on NauticStar Boats’ full line of boats, visit www.NauticStarBoats.com or call 662-256-5636 for your local NauticStar dealer.

About MasterCraft/MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent entity of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same — to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

King & Spalding LLP served as legal advisor to MasterCraft. Legacy Capital Advisors, LLC served as financial advisor to NauticStar on the transaction.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning NauticStar’s expected net sales for 2017, our ability to continue to rapidly grow the NauticStar brand, the growth of the salt water fishing and outboard propulsion segments, the anticipated operational and cost synergies from the transaction, the expected impact of the transaction to our earnings in fiscal 2018, our ability to satisfy the demand from the existing dealer network and to greatly expand NauticStar’s distribution, our ability to deliver profitable and sustainable market share growth and to drive efficiencies in our business.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products.  In addition, the forward-looking statements in this press release may be impacted by our ability to successfully integrate NauticStar and to realize the synergies we believe can be achieved from the transaction.  These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2017, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements.  The discussion of these risks is specifically incorporated by reference into this press release.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com

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